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                                                                 EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement constituting Post-Effective Amendment No. 5 to Form S-8 (No. 33-19045) pertaining to the 1986 Employee Restricted Stock Plan of ADVO, Inc., as amended, Post-Effective Amendment No. 1 to Form S-8 (No. 33-27370), Post-Effective Amendment No. 2 to Form S-8 (No. 33-34686), Post-Effective Amendment No. 3 to Form S-8 (No. 33-40402) and Post-Effective Amendment No. 4 to Form S-8 (No. 333-24131) and to the incorporation by reference therein of our reports dated October 21, 1997 and December 12, 1997, with respect to the consolidated financial statements and schedule of ADVO, Inc. incorporated by reference or included in its Annual Report (Form 10-K) for the year ended September 27, 1997, filed with the Securities and Exchange Commission.

                                                         Ernst & Young LLP /s/

Hartford, Connecticut
April 8, 1998